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                                                                      Exhibit 21


                          MORRISON KNUDSEN CORPORATION


Subsidiaries of the Registrant

Consolidated subsidiaries of the
registrant, Morrison Knudsen Corporation (Delaware) and its consolidated subsidiaries.


                                                           State or Country of
                                                               Incorporation
                                                            -------------------

          Atascosa Mining Co.                                    Nevada
          Broadway Insurance Company Ltd.                        Bermuda
          Centennial Engineering, Inc.                           Colorado
          CF Systems Corporation                                 Massachusetts
          MK-Ferguson of Idaho Company                           Idaho
          MK Ferguson of Oak Ridge Company                       Tennessee
          Morrison Knudsen Corporation                           Ohio
          Morrison Knudsen Limited                               England
          National Projects, Inc.                                Nevada
          Navasota Mining Company, Inc.                          Nevada
          Northern Construction Company, Ltd.                    Canada


The names of particular subsidiaries have been excluded because when considered in the aggregate as a single subsidiary, as of December 31, 1995, they would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.